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                                                                    Exhibit 23.1



                          Consent of Ernst & Young LLP
                              Independent Auditors


     We consent to the incorporation by reference in the following Registration Statements of our report dated February 5, 2003, with respect to the consolidated financial statements of Independence Community Bank Corp., included in the Form 10-K for the year ended December 31, 2002:

     Form S-8 No. 333-50987, pertaining to the Independence Community Bank 401(k) Savings Plan in RSI Retirement Trust

     Form S-8 No. 333-70455, pertaining to the 1998 Stock Option Plan

     Form S-8 No. 333-85981, pertaining to the Stock Options Assumed in Acquisition of Broad National Bancorporation

     Form S-8 No. 333-95767, pertaining to the Stock Options Assumed in Acquisition of Statewide Financial Corp.

     Form S-8 No. 333-60204, pertaining to the Directors' Fiscal 2002 Stock Retainer Plan

     Form S-8 No. 333-83330, pertaining to the Directors' Fee Plan

     Form S-3 No. 333-100897, pertaining to the common stock available for resale by Meridian Capital Group, LLC


                                                     /s/ Ernst & Young LLP


New York, New York
March 31, 2003